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                                                                    Exhibit 99.1


                                              Investor Contact:  Richard E. Koch
                                                                  (203) 750-3254

                                            Press Contact:  Thomas J. Fitzgerald
                                                                  (203) 750-3831
[LOGO]Olin News
================================================================================
Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT  06856-4500

                                                           FOR IMMEDIATE RELEASE

              Olin Completes Acquisition of Monarch Brass & Copper
              ----------------------------------------------------

  NORWALK, CT, June 5, 2001 - Olin Corporation (NYSE: OLN) today announced it has completed the acquisition of the stock of Monarch Brass & Copper Corp. for approximately $49 million.

  Monarch, a privately held specialty brass manufacturer headquartered in Waterbury, CT, has annual revenues of about $95 million. Monarch produces and distributes an array of high performance copper alloys and other materials used for applications in electronics, telecommunications, automotive and building products.

  Donald W. Griffin, Chairman, President and Chief Executive Officer, said, "We are very pleased that Olin's acquisition of Monarch has been successfully completed. This transaction enhances our family of high performance alloys for specialty applications. Monarch's high performance copper alloys will be added to Olin's product lines, and we will capitalize on the synergies arising from the complementary nature of Olin's and Monarch's manufacturing and distribution systems."

  The company does not expect this acquisition to have a material effect on its earnings this year.

  Monarch employs 245 at its various production and distribution facilities in Waterbury and Seymour, CT; New Rochelle, NY; and Pawtucket, RI.
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  Headquartered in Norwalk, CT, Olin Corporation had 2000 sales of $1.5 billion.
The company is a leading North American producer of copper and copper-based alloys, sporting ammunition, and chlorine and caustic soda.

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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management's beliefs, certain assumptions made by management and current expectations, estimates and projections about the markets and economy in which Olin and its respective divisions operate. Words such as "anticipates," "expects," "believes," "should," "plans," "will," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors"), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. Olin undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual results to differ materially from those discussed include but are not limited to: general economic and business and market conditions, competitive pricing pressures; changes in Chlor Alkali's ECU prices from expected levels; Chlor Alkali operating rates below anticipated levels; higher-than-expected raw material costs; higher-than-expected transportation and/or logistics costs; a protracted work stoppage in connection with collective bargaining negotiations with labor unions; the supply/demand balance for Olin's products, including the impact of excess industry capacity; efficacy of new technologies; changes in U.S. laws and regulations; failure to achieve targeted cost reduction programs; capital expenditures, such as cost overruns, in excess of those scheduled; environmental costs in excess of those projected; and the occurrence of unexpected manufacturing interruptions/outages.

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